EXHIBIT 99.1

Golden Matrix Reports Third Quarter Financial Results With Record Revenues of

$9.1 Million and 16th Consecutive Quarter of Profitability

LAS VEGAS, NV, September 7, 2022 - Golden Matrix Group Inc. (NASDAQ:GMGI)(“GMGI” or the “Company”), a developer and licensor of online gaming platforms, systems and gaming content, today reported financial results for its third fiscal quarter ended July 31, 2022.

•	2022 Q3 (Q3) revenues of $9,101,541**; an increase of 180% on revenues of $3,251,354 in the like year-ago quarter.

•	Q3 net income attributable to GMGI of $628,332, versus $484,613 in the like year-ago quarter.

•	Revenues of $26,461,389** in the first nine months of this fiscal year, an increase of 237% on revenues of $7,842,271 in the comparable year-ago period.

•	Net income attributable to GMGI of $1,564,695 in the first nine months of this fiscal year, versus $664,757 in the comparable year-ago period.

•	Cash and cash equivalents of $15,869,660** and total assets of $33,385,620** as of July 31, 2022.

•	Total liabilities as of July 31, 2022 of $3,697,086** including $3,604,599** of current liabilities; and $92,487** of non-current liabilities.

•	GMGI shareholders’ equity of $26,753,460, up from $18,928,109 on October 31, 2021.

•	Current game operations and registered user numbers of 645 and 6.8 million, respectively, in business-to-business (B2B) traditional business.

•	Business-to-consumer (B2C) segment – RKingsCompetitions Ltd. (RKings), which GMGI owns 80% of – now has over 229,000 registered users.

** The revenues, cash-on-hand, total assets, and total liabilities (including both current and non-current) referenced in this press release include the 20% minority interest in RKings. More detailed information on minority interest factors can be found in our most recent Quarterly Report on Form 10-Q for the quarter ended July 31, 2022, which was filed with the Securities and Exchange Commission (SEC) today.

The Company also noted it has recorded 16 consecutive quarters of profitability.

Revenue contributions in Q3 from GMGI’s B2B and B2C segments were $4,256,372 and $4,845,169, respectively. Total revenues during the quarter ended July 31, 2021 of $3,251,354 were generated by the B2B segment. There were no contributions from the (RKings) B2C segment during the quarter ended July 31, 2021, as GMGI had not acquired an 80 percent controlling ownership interest in RKings until the beginning of the current fiscal year.

The increase of general and administrative expenses – to $1,453,776 in Q3 from $340,903 during the quarter ended July 31, 2021 - was due primarily to $832,901 of G&A expenses relating to RKings during the quarter.

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“Our ability to generate increasing revenues with quarter-after-quarter of profitability attests to the strengths of our B2B and B2C platforms,” said Golden Matrix CEO, Anthony Brian Goodman, who continued “Because of the highly competitive nature of our industry, we are continually upgrading our systems and gaming content offerings to support the needs of our millions of participants. The GMX-Ag (aggregate) platform, which provides numerous features to benefit both operators and their players, continues to gain traction, even outside our traditional markets.

“Additionally, on the B2B side, we provide our operators with the marketing tools they need to strengthen their customer acquisition and retention. With respect to the B2C segment, we have improved functionality and responsiveness of the RKingsCompetitions.com website and expanded its marketing efforts from Northern Ireland to encompass the UK as its customer reach.”

Mr. Goodman noted that “the Company’s strong cash position and asset-to-liability ratio of 9:1 as of July 31, 2022, has enabled us to actively pursue expansion plans for both divisions. We are anticipating introducing the RKings Tournament Platform soon, as well as a B2C casino platform, in Mexico. We believe new market penetration is critical to accelerate our overall growth, and success in Mexico – with its compelling B2C options for players – and believe these efforts can lead to significant expansion for GMGI throughout the Latin American market and beyond.”

Mr. Goodman concluded, “We continue to evaluate strategic opportunities in both the B2B and B2C spaces and plan to pursue acquisitions that are suitable and expected to be accretive to earnings.”

For additional information on Golden Matrix’s financial performance, please refer to the Company's Quarterly Report on Form 10-Q for the third quarter ended July 31, 2022 which has been filed with the SEC today and is available at www.sec.gov.

A summary of the Company's performance and highlights can be found at www.goldenmatrix.com/highlights.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label B2B gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company's platform can be accessed through both desktop and mobile applications. As a result of its 80 percent controlling ownership interest in UK-based RKings Competitions Ltd., Golden Matrix also generates revenues from RKings’ scalable B2C tournament platform.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

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About RKings

Based in Northern Ireland, RKings Competitions Ltd. is a prize competition business offering customers in Ireland and the United Kingdom paid for entry, and free entry, routes to enter prize competitions in order to win a range of consumer products as prizes. Customers can access competitions via iOS or Android apps as well as online where they can win prizes ranging from super cars through to luxury holidays.

The competitions are currently open only to residents of Ireland and the United Kingdom.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company's financial results is included from time to time in the "Special Note Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Transition Report on Form 10-K for the nine month transition period ended October 31, 2021 and its Quarterly Report on Form 10-Q for the quarter ended July 31, 2022. These reports are filed with the SEC and available at www.sec.gov. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Golden Matrix Group, Inc and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	July 31, 2022	October 31, 2021
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$15,869,660	$16,797,656
Accounts receivable, net	1,929,653	1,762,725
Accounts receivable – related parties	659,515	1,306,896
Prepaid expenses	202,779	114,426
Short-term deposit	57,385	61,799
Inventory, prizes	1,191,102	-
Total current assets	$19,910,094	$20,043,502

Non-current assets:
Property, plant and equipment	81,783	-
Intangible assets	2,486,005	135,263
Operating lease right-of-use assets	188,914	280,183
Goodwill	10,718,824	-
Total non-current assets	13,475,526	415,446
Total assets	$33,385,620	$20,458,948

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,622,694	$1,074,786
Accounts payable-related party	100,541	105,062
Accrued income tax liability	243,989	-
Deferred revenues	212,636	-
Deferred tax liability	4,657	-
Accrued interest	123	123
Customer deposit	100,925	68,635
Contingent liability	1,218,027	-
Current portion of operating lease liabilities	101,007	100,209
Total current liabilities	3,604,599	1,348,815

Non-current liabilities:
Non-current portion of operating lease liability	92,487	182,024
Total non-current liabilities	92,487	182,024
Total liabilities	$3,697,086	$1,530,839

Shareholders’ equity:
Preferred stock, $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 250,000,000 and 40,000,000 shares authorized; 28,182,575 and 27,231,401 shares issued and outstanding respectively	$282	$272
Additional paid-in capital	49,722,074	43,354,366
Accumulated other comprehensive loss	(108,782)	(1,720)
Accumulated deficit	(22,860,114)	(24,424,809)
Total shareholders’ equity of GMGI	26,753,460	18,928,109
Noncontrolling interests	2,935,074	-
Total equity	29,688,534	18,928,109
Total liabilities and shareholders’ equity	$33,385,620	$20,458,948

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Golden Matrix Group, Inc and Subsidiary
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021

Revenues	$8,885,206	$2,694,611	$25,800,234	$6,000,365
Revenues-related party	216,335	556,743	661,155	1,841,906
Total revenues	9,101,541	3,251,354	26,461,389	7,842,271
Cost of goods sold	(6,620,517)	(2,043,593)	(19,415,700)	(4,491,520)
Gross profit	2,481,024	1,207,761	7,045,689	3,350,751

Costs and expenses:
G&A expense	1,453,776	340,903	4,133,368	820,254
G&A expense- related party	195,710	224,266	534,910	1,524,208
Professional fees	101,656	63,770	463,625	206,132
Research and development expense	570	68,046	21,982	118,151
Total operating expenses	1,751,712	696,985	5,153,885	2,668,745
Income from operations	729,312	510,776	1,891,804	682,006

Other income (expense):
Interest expense	-	-	-	(955)
Interest earned	793	46	1,776	127
Foreign exchange gain (loss)	28,495	(26,209)	227,324	(16,421)
Total other income (expense)	29,288	(26,163)	229,100	(17,249)
Net income before tax	758,600	484,613	2,120,904	664,757
Provision for income taxes	78,951	-	326,135	-
Net income	679,649	484,613	1,794,769	664,757
Less: Net income attributable to noncontrolling interest	51,317	-	230,074	-
Net income attributable to GMGI	$628,332	$484,613	$1,564,695	$664,757

Weighted average ordinary shares outstanding:
Basic	28,149,967	23,404,205	27,994,628	22,615,734
Diluted	36,558,151	34,741,973	35,876,734	33,844,975
Net income per ordinary share attributable to GMGI:
Basic	$0.02	$0.02	$0.06	$0.03
Diluted	$0.02	$0.01	$0.04	$0.02

Statement of Comprehensive Income:
Net income	$679,649	$484,613	$1,794,769	$664,757
Foreign currency translation adjustments	(53,881)	(2,997)	(107,062)	(2,219)
Comprehensive income	625,768	481,616	1,687,707	662,538
Less: Net income attributable to noncontrolling interest	51,317	-	230,074	-
Comprehensive income attributable to GMGI	$574,451	$481,616	$1,457,633	$662,538

Connect with us:

Twitter - https://twitter.com/GMGI_Group

Instagram - https://www.instagram.com/goldenmatrixgroup/

Golden Matrix Group

Contact: Scott Yan

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